Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated September 30, 2026, and each included in this Post-Effective Amendment No. 70 to the Registration Statement (Form N-1A, File No. 33-07812) of AB Municipal Income Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 27, 2026, with respect to the financial statements and financial highlights of AB California Portfolio, AB High Income Municipal Portfolio, AB National Portfolio, and AB New York Portfolio (each a portfolio comprising AB Municipal Income Fund, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2026, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York
September 25, 2026